Nasdaq: FAC Shareholder Letter Third Quarter 2026 November 10, 2026 ir.factorialenergy.com

Shareholder Letter I Q3 2026 I November 10, 2026

Dear **Shareholders**



Factorial's 100+ Ah FEST® battery cell.


Solid-state two ways
Different chemistries built for different industries
FEST®
Solstice™

Factorial's battery technology platforms

Our first full quarter as a public company brought a defining moment for Factorial. We recorded our first revenue from an aerospace customer, ahead of our 2027 timeline. That is a turning point for us, and it means we are now supplying cells that power real products for paying customers.

The June 30 letter introduced Factorial and our commercialization roadmap, and the second quarter letter reported our first steps against it. This quarter, we began delivering cells under our first commercial aerospace order, established industrial partners for both of our battery platforms, reached our year-end energy density target, and expanded our manufacturing partnerships.

Our two platforms address distinct needs. FEST®, our solid-state platform, is suited for high-power applications such as drones and data centers. Solstice™, our all-solid-state platform with exceptional thermal stability, is engineered for robotics and space applications. Both also serve automotive, where scale drives volume and lowers cost.

Commercial **Traction**

In just a few months in aerospace, we took this program from sampling and validation through system integration, to a world record, to an announced order and recognized revenue. That is not a coincidence. It is built on years of development and validation work with our automotive partners, and aerospace is the fertile ground for the first application of this highly synergistic product.

ir.factorialenergy.com

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Factorial®

Shareholder Letter I Q3 2026 I November 10, 2026

Third Quarter **Milestones**

July 2026
Tulip Tech partnership
Factorial and Tulip Tech seal strategic partnership.





Photo courtesy of DCMA

July 2026
World-record flight
More than 8.5 hour Group I drone flight powered by FEST® cells.

July 2026
First aerospace order
Factorial secures first commercial aerospace order.



Factorial | SK on

July 2026
SK On MoU
Factorial and SK On sign Memorandum of Understanding.

September 2026
Mitsui Kinzoku JDA
Joint Development Agreement for Solstice™.



First revenue reported

Q3 2026
First revenue
Factorial reports its first revenue.

October 2026
PEUGEOT RCZ Vision
Stellantis unveils concept car with a solid-state battery developed with Factorial.



Photo courtesy of Stellantis / Peugeot

ir.factorialenergy.com

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Shareholder Letter | Q3 2026 | November 10, 2026 Factorial cells + Tulip pack demonstrated 30%+ increase in flight range. Factorial’s cells powered the winning DARPA lift challenge aircraft. In July, we formed a strategic partnership with Tulip Tech, following customer flight tests that showed more than 30% longer range with our solid-state and lithium-metal batteries, in part due to a 20% reduction in battery weight, before any engineering optimization. Also in July, a drone built by Titan Dynamics and powered by our lithium- metal FEST® cells set a world record for flight duration in Group I drones, the lightest drone group (up to 20 pounds), at the Game of Drones test event at Edwards Air Force Base, California, with a more than 8.5 hour flight covering approximately 300 miles. In August, our solid-state and lithium-metal cells powered the winning aircraft in the DARPA Lift Challenge, which carried a payload nearly four times its own weight. For drone makers, battery performance is one of the fastest levers to better mission capability, and these results give customers independent, real-world proof that our cells deliver it, as they move from testing toward production. Our path to commercialization is partnership, system-level validation, and commercial order. Aerospace has now shown that this path works. System validation under real operating conditions led to an order. We are focused on bringing more programs through the same steps, and automotive is on the same track, with a longer runway but a much larger market. Scaling Our Capital-Light Strategy With Industrial Partners In July, SK On, one of Korea’s leading global battery manufacturers, signed a Memorandum of Understanding with us to jointly evaluate producing our battery technologies across its global manufacturing network. SK On is our second significant industrialization partner this year, which is major progress toward our fabless business model. It has more than 200 GWh of annual production capacity worldwide, including approximately 100 GWh in the United States. ir.factorialenergy.com 4

Factorial®
Shareholder Letter I Q3 2026 I November 10, 2026

A FEST® line can use up to 80% of the equipment in a conventional lithium-ion line, and our pilot line has demonstrated yield above 85%, compared with the 70% to 80% typical of state-of-the-art lithium-ion pilot lines. Together, these allow partners such as SK On to evaluate our technology on installed capacity rather than new factories. We protect our position with more than 150 patents and patent applications, along with trade secrets and process know-how.

Our innovation extends beyond materials and cell technology to manufacturing engineering, and we bring that expertise to our partners' lines to raise yield and quality.

Our partnership coalition, led by Factorial, is designed to match the scale of today's largest cell makers through a fabless model. We believe the market will divide into designers and contract manufacturers.

How we earn, or plan to earn, revenue depends on the market and specific customers:

High-spec markets (aerospace, robotics, supercars)

We sell finished cells, supplied from our own lines within our current capital plan and supplemented by contract-manufactured cells where appropriate.

Automotive, contract manufacturing

We expect partners to manufacture cells to our design under contract, using installed capacity, and we earn revenue on those cells.

Automotive, licensing

We expect partners to license our technology and make cells themselves. Licensing generates less revenue per cell than contract manufacturing, but we expect it to carry higher margins and require little of our own capital.

Materials and services

Separately, we expect to earn revenue from supplying key materials and engineering services.

Partners can supply manufacturing capacity. The technology and process know-how to make solid-state batteries work reliably at scale is much harder to come by, and that is what we bring.

ir.factorialenergy.com 5

Factorial®

Shareholder Letter I Q3 2026 I November 10, 2026


22Ah | 6S1P

Factorial 22Ah high-power UAV battery pack and cell

Diversified and Secure **Supply Chains**

We are building a non-FEOC (Foreign Entity of Concern) supply chain for aerospace battery cells with partners in allied countries. Our next milestone is the first cell from this supply chain, a high-energy, high-power cell for aerospace drones and unmanned systems designed to meet U.S. battery sourcing requirements, and we believe that we will reach it in the near term. Department of War restrictions on batteries from named FEOC manufacturers begin in October 2027, and because qualifying a new cell takes months, drone makers are choosing their suppliers today.

We are a U.S.-headquartered company with fabrication in the United States and South Korea, which aligns with the direction of policy on secure battery supply chains, particularly for drones and aerospace. With cell production concentrated in Asia today, we do not see this as a winner-take-all market. We intend to be one of the differentiated suppliers serving the United States and Europe.

In September, we signed a Joint Development Agreement with Mitsui Kinzoku to support the industrialization of our all-solid-state platform. Mitsui Kinzoku is a leading producer of sulfide solid electrolytes, with foundational technology in the field and a global leadership position in ultra-thin copper foil for semiconductors. Its A-SOLiD™ electrolyte is advancing toward mass production at a dedicated plant in Saitama, Japan. This builds on our partnership with POSCO Future M, a leading cathode and anode materials provider in Korea.

A lithium-ion battery has four major components: cathode, anode, electrolyte, and separator. An all-solid-state battery simplifies this to three by combining the electrolyte and separator into one. With Mitsui Kinzoku joining POSCO Future M, we now have partners for all three key active materials of Solstice™, completing the picture and positioning us to move Solstice™ to scale.

ir.factorialenergy.com

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Shareholder Letter | Q3 2026 | November 10, 2026 Technology and Cost Energy Density and Flight Performance Last quarter, we said we expected our aerospace cells to move toward approximately 450 Wh/kg by year end. We have achieved 450 Wh/kg as of today, about 15% higher energy density than the cells that powered our world-record drone flight this year, and we continue to target further improvement next year. Our lithium-metal cells build on the chemistry of the FEST® B-samples we delivered to Mercedes-Benz, which demonstrated more than 390 Wh/kg. In the air, our lithium-metal cells have already delivered more than 30% longer range at the system level in the initial flight compared with lithium-ion batteries and set a world record for flight duration in Group I drones. This validates not only our cell-level energy density from the customer’s perspective, but also our system-level integration efficiency. Our aerospace cells use lithium- metal anodes and draw on FEST® cell design. The safety of our delivered FEST® cells has been confirmed by third-party testing, including nail penetration, crush, and thermal tests. Technical milestone Aerospace program cells 450 Wh/kg achieved ~15% higher energy density than this year’s world-record flight cells Solstice™ Platform We have produced Solstice™ cells in sizes up to 40 Ah and delivered them to partners for development validation. Separate from our drone program target, the Solstice™ platform is designed for a potential energy density of up to 450 Wh/kg and for enhanced thermal stability compared with conventional lithium- ion cells. That suits robotics, space systems, and other applications that require long cycle life, high thermal stability and no liquid at all. Cost Outlook For FEST®, equipment reuse and high yields help keep manufacturing costs down. For Solstice™, a dry- cathode process does the same. Because neither platform relies on rare earth metals, we believe our cell cost can approach that of lithium-ion and become competitive as volumes and our supply chain scale. This is one reason our supply chain partnerships matter, especially for Solstice™: sulfide-based solid-state electrolyte is at an earlier stage of industrialization than our polymer-based FEST® system. Our lithium-metal cells also follow a different cost curve from silicon-anode lithium-ion cells. In a silicon anode, higher energy density requires more silicon, which raises cost. In a lithium-metal cell, higher energy density comes from a thinner anode that uses less material. Over time, we believe this can make our lithium- metal cells less expensive than silicon-anode cells. ir.factorialenergy.com 7

Shareholder Letter | Q3 2026 | November 10, 2026 Dodge Charger Daytona demonstration vehicle High-power capabilities will meet growing demands of computing in data centers. Automotive and Longer-Term Markets In automotive, the path to commercialization is similar to aerospace: partnership, system-level validation, and commercial order. Over the years, our work has grown from one vehicle to several, with the Mercedes-Benz road test in 2025, the Dodge Charger Daytona development vehicle with Stellantis this year, and now a concept car from a second Stellantis brand in Europe. After quarter end, Stellantis unveiled the PEUGEOT RCZ Vision concept car, which features a solid- state battery developed in collaboration with Factorial. According to Stellantis, the concept’s 1,000-volt architecture is designed to allow the battery to charge from 10% to 80% in 10 minutes. Our next major goal in automotive is a production offtake agreement with a mainstream automaker, building on the supercar order we received in January. An agreement would position us to ramp toward volume production by the end of the decade. Over the longer term, we see significant opportunities in hyperscale data centers and energy storage, where our high-power capabilities can meet the growing demands of computing. ir.factorialenergy.com 8

Shareholder Letter | Q3 2026 | November 10, 2026 Financial Update & Outlook During the third quarter, we advanced our technology and commercial milestones, recorded our first revenue, and maintained a strong capital position. In July, our share price performance earned an early lock-up release that made all of our shares free to trade, expanding our public float to support a more liquid market, potential index eligibility, and broader institutional access. Third-Quarter Results For the three and nine months ended September 30, 2026, we reported revenue of approximately $26.0 thousand and a gross loss of $1.8 million. Nearly all of the gross loss reflects a $1.8 million write-down of inventory we built up to support near-term demand. At our initial production volumes, low fixed cost absorption and higher material prices put the cost of each cell above its expected selling price. We expect unit costs to decline as production scales. Operating expenses were $14.6 million for the quarter and $34.1 million for the nine months. Excluding certain non-cash expenses, non-GAAP operating expenses were $9.0 million and $24.1 million. Non- GAAP operating expenses also exclude $4.1 million related to the legal judgment we previously disclosed. A reconciliation of GAAP to non-GAAP financial measures appears at the end of this letter. GAAP net income was $8.8 million for the third quarter, and GAAP net loss was $11.1 million for the nine months. Third-quarter net income was primarily driven by a $24.0 million non-cash gain on our warrant liabilities. Capital expenditures were $2.8 million for the quarter and $3.4 million for the nine months. Cash and cash equivalents were approximately $95.4 million as of September 30, 2026. Full-Year Outlook We now expect full-year 2026 non-GAAP operating expenses1 of $36 million to $38 million, below our prior outlook of approximately $40 million. The lower range reflects continued spending discipline and a portion of production costs now recorded in inventory and cost of revenues rather than operating expenses. We expect full-year capital expenditures of $10 million to $12 million, compared with approximately $13 million previously, reflecting the timing of milestone-based equipment payments, some of which may move into early 2027. The FEST® line expansion is on track for completion by the end of 2027, and the Solstice™ line expansion by the end of 2028. We expect more meaningful commercial revenue in 2027 as production programs begin. Until those programs ramp, revenue is expected to remain modest and to vary from quarter to quarter. We believe our cash position, disciplined operating model, and capital-light approach to manufacturing give us the runway to carry out our current operating plan. ¹ We do not provide a reconciliation of this non-GAAP outlook to the most directly comparable GAAP measure because we cannot do so without unreasonable effort; see ‘Non-GAAP Financial Measures.’ ir.factorialenergy.com 9

Shareholder Letter | Q3 2026 | November 10, 2026 Closing In our June 30 letter, we set out four priorities for the business. We made progress on each this quarter. We deepened our platform advantage through our drone program and flight testing with our existing partners such as Tulip Tech and Avidrone, and we added partners in the industries we serve, including SK On and Mitsui Kinzoku. We moved from validation to commercial deployment with our first aerospace order, recorded our first revenue, and kept both line expansions on schedule as we expand manufacturing capacity. Energy is increasingly the constraint on what aerospace systems, robotics, and AI-enabled infrastructure can do. We call the battery infrastructure that addresses this constraint the energy layer, which we believe will underpin the next era of aerospace, mobility, and physical intelligence. The milestones in this letter are early steps in building it. Our strategy has not changed since Factorial’s founding. We are proving our technology first in aerospace, where performance matters most and adoption moves fastest, and we will carry that proof into mainstream vehicles and the wider mobility market toward the end of the decade. I am grateful to our team for the dedication and hard work behind each of these steps, and to you for your continued support. I look forward to sharing our progress with you next quarter. Sincerely, Siyu Huang Co-Founder and Chief Executive Officer ir.factorialenergy.com 10

Shareholder Letter | Q3 2026 | November 10, 2026 About Factorial Energy Factorial Energy (Nasdaq: FAC) is a leading American solid-state battery innovator backed by IQT – the not- for-profit strategic investor for the U.S. national security community and America’s allies – and Mercedes- Benz, Stellantis, Hyundai, and Kia. Through its proprietary FEST® and Solstice™ platforms, engineered for scalable manufacturing, Factorial delivers industry-leading performance across aerospace, energy storage and mobility applications. Factorial’s technology powered a Group I drone to a world record for flight duration in 2026, flying 521 minutes and roughly 483 km (300 miles) in a single mission. In automotive, a lightly modified Mercedes-Benz test vehicle surpassed 1,200 km of range on a single charge in real-world testing, and the technology was also integrated into a fully built Dodge Charger Daytona demonstration vehicle with Stellantis in 2026. For more information, visit www.factorialenergy.com. Forward-Looking Statements Certain statements in this communication may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements herein generally relate to future events or the future financial or operating performance of Factorial Energy Inc. For example, expectations regarding industry and market trends; future financial performance, including revenue, operating expense and capital expenditure expectations and the timing and amount of commercial revenue; capital resources and operating runway; prospects; the timing of financial disclosures; manufacturing capabilities and operations, including the timing of our fabrication line expansions; business plans; long-term strategic objectives and market expansion timelines; future commercialization trajectory; commercial orders and customer demand; the progress and outcomes of our partnerships, memoranda of understanding and joint development agreements; technology development, including energy density targets; and other projections concerning key performance metrics or milestones are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “plan,” “potentially,” or the negatives of these terms or variations of them or similar terminology. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward- looking statements are subject to risks, uncertainties, and other factors, including, without limitation, our limited operating history and history of losses; our need for additional capital; our ability to grow revenue under our commercial orders; the pace and results of our technology development, including energy density targets; our ability to scale production and complete our fabrication line expansions on schedule and within our capital plan; the availability and cost of materials, equipment and a non-China supply chain; our dependence on partners and whether our memoranda of understanding and joint development agreements lead to definitive or commercial agreements; and changes in government policy, procurement rules and export controls, as well as those described in Item 1A, “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and our other filings with the Securities and Exchange Commission (the “SEC”). Such risks, uncertainties, and other factors could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The forward-looking statements in this letter speak only as of the date on which the statements are made. While Factorial may elect to update such forward-looking statements in the future, it disclaims any obligation to do so except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, in any jurisdiction. Factorial does not provide investment advice, recommendations, or guidance regarding the purchase or sale of any securities. Investors should consult their own financial, legal, and tax advisors before making any investment decisions. Factorial has used, and intends to continue to use, its Investor Relations website (https://ir.factorialenergy.com), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Factorial’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this letter, and the inclusion of Factorial’s Investor Relations website address, and any hyperlinks are only inactive textual references. ir.factorialenergy.com 11

Shareholder Letter | Q3 2026 | November 10, 2026 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenue $26 – $26 – Cost of revenues 1,831 – 1,831 – Gross loss (1,805) – (1,805) – Operating expenses: Research and development, net 4,068 5,878 12,592 19,377 Selling, general and administrative 6,495 4,565 17,423 15,590 Legal judgment 4,067 – 4,067 – Loss and impairment on lease termination – 17,101 – 17,101 Total operating expenses 14,630 27,544 34,082 52,068 Loss from operations (16,435) (27,544) (35,887) (52,068) Other income (expense), net: Change in fair value of warrant liabilities 24,012 – 28,351 – Other income (expense), net 1,263 (7,091) (3,540) (6,006) Total other income (expense), net 25,275 (7,091) 24,811 (6,006) Net income (loss) $8,840 $(34,635) $(11,076) $(58,074) ir.factorialenergy.com 12

Shareholder Letter | Q3 2026 | November 10, 2026 CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) (In thousands) As of September 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $95,436 $28,891 Receivables 1,529 1,152 Inventory 807 – Deferred transaction costs – 1,423 Prepaid expenses and other current assets 4,202 1,425 Total current assets 101,974 32,891 Restricted cash 888 881 Property and equipment, net 22,254 21,276 Operating lease right-of-use assets, net 8,603 7,576 Other non-current assets 533 – Other non-current assets (related party) – 160 Total Assets $134,252 $62,784 Liabilities, Redeemable Convertible Preferred Stock & Stockholders’ Equity (Deficit) Current liabilities: Accounts payable $616 $741 Accrued expenses 7,706 2,981 Deferred revenue 322 – Operating lease liabilities, current portion 1,754 1,357 Total current liabilities 10,398 5,079 Operating lease liabilities, net of current portion 7,841 7,180 Warrant liability for Series A common stock 20,604 – Other liabilities – 22,267 Total liabilities 38,843 34,526 Redeemable convertible preferred stock – 249,652 Stockholders’ equity (deficit) 95,409 (221,394) Total Liabilities, Redeemable Convertible Preferred Stock & Stockholders’ Equity (Deficit) $134,252 $62,784 ir.factorialenergy.com 13

Shareholder Letter | Q3 2026 | November 10, 2026 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) (In thousands) Nine Months Ended September 30, 2026 2025 Cash flows from operating activities: Net loss $(11,076) $(58,074) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 2,750 5,721 Non-cash lease expenses and amortization 1,003 890 Stock-based compensation 3,172 7,271 Other (21,490) 23,899 Changes in operating assets and liabilities: Receivables under collaboration agreements (379) 577 Inventory (2,485) – Prepaid expenses and other current assets (1,958) (64) Other non-current assets (334) – Accounts payable (121) 391 Deferred revenue 322 – Accrued expenses 5,478 49 Operating lease liabilities (980) (897) Net cash used in operating activities (26,098) (20,237) Cash flows from investing activities: Property and equipment expenditures (3,397) (284) Net cash used in investing activities (3,397) (284) Cash flows from financing activities: Proceeds received from reverse recapitalization and PIPE Financing, net of $20,064 of transaction costs 91,996 – Issuance of convertible promissory notes, net 5,340 10,000 Other (1,212) (661) Net cash provided by financing activities 96,124 9,339 Effects of exchange rate change on cash, cash equivalents and restricted cash (77) (53) Net change in cash, cash equivalents and restricted cash 66,552 (11,235) Beginning cash, cash equivalents and restricted cash 29,772 51,421 Ending cash, cash equivalents and restricted cash $96,324 $40,186 ir.factorialenergy.com 14

Shareholder Letter | Q3 2026 | November 10, 2026 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED) (Unaudited) (In thousands) Nine Months Ended September 30, 2026 2025 Supplemental disclosures: Cash paid during the year for: Interest $– $448 Leases $1,490 $2,535 Non-cash investing and financing activities: Reclassification of warrant liability for Series A Common Stock from equity $(49,354) $— Conversion of convertible promissory notes and accrued interest - related parties into Series A Common Stock $22,681 $— Conversion of convertible promissory notes and accrued interest into Series A Common Stock $6,604 $— Conversion of warrant liabilities for Series B-1 and Series D into Series A Common Stock $3,377 $— Deferred transaction settled through reverse recapitalization $1,423 $— Contractual commitments included in prepaid expenses and other current assets and accrued expenses $1,190 $— The following table presents the Company’s cash, cash equivalents and restricted cash by category in the Company’s Condensed Consolidated Balance Sheets: Cash and cash equivalents $95,436 $36,938 Restricted cash 888 3,248 Total cash, cash equivalents and restricted cash $96,324 $40,186 ir.factorialenergy.com 15

Shareholder Letter | Q3 2026 | November 10, 2026 Non-GAAP Financial Measures This letter includes non-GAAP operating expenses, a financial measure that is not prepared in accordance with generally accepted accounting principles. We define non-GAAP operating expenses as total operating expenses excluding non-cash operating expenses and items not indicative of ongoing operating performance. Non-cash operating expenses consist of depreciation and amortization and stock-based compensation. Items not indicative of ongoing operating performance consist of the legal judgment recorded in the third quarter of 2026 and the loss and impairment on lease termination recorded in the third quarter of 2025. We do not consider these expenses to be indicative of our ongoing operating performance. Each of these items is presented in the reconciliation below. Beginning in the third quarter of 2026, non-GAAP operating expenses no longer exclude non-cash lease expense, which we believe better aligns the measure with how management evaluates the ongoing cost of operating the business. Prior-period amounts have been recast to conform to the current-period presentation. Management uses this measure to plan and evaluate the ongoing costs of operating the business, and we believe it provides useful information to investors for the same reason. It has limitations, should not be considered in isolation, and is not a substitute for the most directly comparable GAAP measure. As such measure is not defined under GAAP, such measure may not be comparable to similarly titled measures used by other public companies. Factorial does not provide a reconciliation of forward-looking non-GAAP operating expenses to the most directly comparable forward-looking GAAP measure because it cannot do so without unreasonable effort. The reconciling items, which include depreciation and amortization, and stock-based compensation, depend on factors that cannot be predicted with reasonable accuracy, including the timing and amount of future equity awards, the future fair market value of our common stock and the timing and amount of capital expenditures. These items are difficult to forecast, are in certain cases outside our control, and could be material to our results of operations calculated in accordance with GAAP. For the same reasons, we are unable to address the probable significance of the unavailable information. Our full-year outlook also excludes the $4.1 million legal judgment recorded in the third quarter. RECONCILIATION OF TOTAL OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (Unaudited) (In thousands) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Total operating expenses $(14,630) $(27,544) $(34,082) $(52,068) Depreciation and amortization 948 1,336 2,750 5,721 Stock-based compensation 600 1,665 3,172 7,271 Legal judgment 4,067 – 4,067 – Loss and impairment on lease termination – 17,101 – 17,101 Non-GAAP operating expenses $(9,015) $(7,442) $(24,093) $(21,975) ir.factorialenergy.com 16